As filed with the Securities and Exchange Commission on June 27, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAYONIER ADVANCED MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	46-4559529
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 Riverplace Boulevard, Suite 2300 Jacksonville, Florida	32207
(Address of principal executive offices)	(Zip Code)

Rayonier Advanced Materials Inc. Incentive Stock Plan

Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees

Rayonier Advanced Materials Inc. Jesup Mill Savings Plan for Hourly Employees

Rayonier Advanced Materials Inc. Fernandina Mill Savings Plan for Hourly Employees

(Full title of the plan)

Michael R. Herman

Senior Vice President, General Counsel and Corporate Secretary

1301 Riverplace Boulevard, Suite 2300

Jacksonville, Florida 32207

(Name and address of agent for service)

(904) 357-4600

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	12,700,000(1)(2)	$36.28(3)	$460,756,000(3)	$59,345.38

(1)	Represents 5,200,000 shares of common stock, par value $0.01 per share (“Common Stock”), of Rayonier Advanced Materials Inc. (the “Registrant”) being registered hereon that are issuable pursuant to the Rayonier Advanced Materials Inc. Incentive Stock Plan (the “Stock Plan”); 2,500,000 shares of Common Stock being registered hereon that may be offered or sold pursuant to the Rayonier Advanced Materials Inc. Jesup Mill Savings Plan for Hourly Employees (the “Jesup Plan”); 1,000,000 shares of Common Stock being registered hereon that may be offered or sold pursuant to the Rayonier Advanced Materials Inc. Fernandina Mill Savings Plan for Hourly Employees (the (“Fernandina Plan”); and 4,000,000 shares of Common Stock being registered hereon that may be offered or sold pursuant to the Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees (the “Salaried Plan”). The Stock Plan, the Jesup Plan, the Fernandina Plan and the Salaried Plan are collectively referred to herein as the “Plans.”
(2)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plans. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Jesup Plan, the Fernandina Plan and the Salaried Plan.
(3)	Estimated solely for the purposes of calculating the amount of the registration fee in accordance with Rule 457(c) and 457(h) of the Securities Act on the basis of the average of the high and low sale prices for the shares of the Common Stock as reported on a when-issued basis on the New York Stock Exchange on June 26, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering 5,200,000 shares of common stock, par value $0.01 per share, of Rayonier Advanced Materials Inc. (the “Common Stock”) to be issued pursuant to the Rayonier Advanced Materials Inc. Incentive Stock Plan (the “Stock Plan”), 2,500,000 shares of Common Stock that may be offered or sold pursuant to the Rayonier Advanced Materials Inc. Jesup Mill Savings Plan for Hourly Employees (the “Jesup Plan”), 1,000,000 shares of Common Stock that may be offered or sold pursuant to the Rayonier Advanced Materials Inc. Fernandina Mill Savings Plan for Hourly Employees (the “Fernandina Plan”); and 4,000,000 shares of Common Stock that may be offered or sold pursuant to the Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees (the “Salaried Plan” and together with the Stock Plan, the Jesup Plan and the Fernandina Plan, the “Plans”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information concerning the Plans required by Item 1 of Form S-8 and the statement of availability of registrant information, plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the U.S. Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Rayonier Advanced Materials Inc. (the “Registrant”) will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the Registrant are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

(a) The Jesup Plan’s Annual Report on Form 11-K for the year ended December 31, 2013, as filed with the Commission by Rayonier Inc. on June 23, 2014;

(b) The Fernandina Plan’s Annual Report on Form 11-K for the year ended December 31, 2013, as filed with the Commission by Rayonier Inc. on June 23, 2014;

(c) The Registrant’s Registration Statement on Form 10 initially filed with the Commission on January 29, 2014, as amended by Amendment No. 1 filed on March 31, 2014, Amendment No. 2 filed on April 23, 2014, Amendment No. 3 filed on May 13, 2014 and Amendment No. 4 filed on May 29, 2014, including, without limitation, the description of the Registrant’s capital stock contained therein; and

(d) The Registrant’s Current Reports on Form 8-K filed on June 18, 2014, including the final Information Statement, dated June 18, 2014, attached thereto.

All documents filed by the Registrant or any of the Plans with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The legality of the issuance of the Common Stock being registered has been passed upon for the Registrant by Michael R. Herman, Director, Senior Vice President, General Counsel and Corporate Secretary of the Registrant. Mr. Herman is regularly employed by the Registrant, participates in various employee benefit plans of the Registrant under which he may receive shares of Common Stock, restricted stock units or options to purchase shares of Common Stock, and currently beneficially owns less than 1% of the outstanding shares of Common Stock.

Item 6.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware.

Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (“DGCL”) relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

The Registrant’s amended and restated certificate of incorporation and bylaws will include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the Registrant, or for serving at the Registrant’s request as a director or officer or another position at another corporation or enterprise, as the case may be. The Registrant’s amended and restated certificate of incorporation and bylaws will also provide that the Registrant must indemnify and advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party as may be required under the DGCL. The Registrant’s amended and restated certificate of incorporation will expressly authorize the Registrant to carry directors’ and officers’ insurance to protect it, its directors, officers and certain employees for some liabilities.

The foregoing is only a general summary of certain aspects of Delaware law and the Registrant’s amended and restated certificate of incorporation and bylaws dealing with indemnification of directors and officers and does not purport to be complete.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Form of Amended and Restated Certificate of Incorporation of Rayonier Advanced Materials Inc. (f/k/a Rayonier Holding Company) (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form 10 filed by Rayonier Advanced Materials Inc. with the Commission on January 29, 2014)

4.2	Form of Amended and Restated Bylaws of Rayonier Advanced Materials Inc. (f/k/a Rayonier Holding Company) (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form 10 filed by Rayonier Advanced Materials Inc. with the Commission on January 29, 2014)

4.3	Rayonier Advanced Materials Inc. Incentive Stock Plan (incorporated herein by reference to Exhibit 10.13 to the Registration Statement on Form 10 filed by Rayonier Advanced Materials Inc. with the Commission on May 29, 2014)

4.4	Rayonier Advanced Materials Inc. Jesup Mill Savings Plan for Hourly Employees

4.5	Rayonier Advanced Materials Inc. Fernandina Mill Savings Plan for Hourly Employees

4.6	Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees

5.1	Opinion of Counsel as to the legality of securities

5.2	Internal Revenue Service Determination Letter, dated January 20, 2011, with respect to the Jesup Plan

5.3	Internal Revenue Service Determination Letter, dated January 20, 2011, with respect to the Fernandina Plan

23.1	Consent of Ernst & Young LLP

23.2	Consent of Ennis, Pellum & Associates, P.A.

23.3	Consent of Counsel (included in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature page of this registration statement)

The Registrant undertakes that it will submit or has submitted the Salaried Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Salaried Plan.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on June 27, 2014.

Rayonier Advanced Materials Inc.

By:	/s/ Paul G. Boynton
Paul G. Boynton Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Paul G. Boynton, Michael R. Herman and Benson K. Woo, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 27, 2014.

Signature	Title

/s/ Paul G. Boynton Paul G. Boynton	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

/s/ Benson K. Woo Benson K. Woo	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Michael R. Herman Michael R. Herman	Director

The Jesup Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Jesup Plan has duly caused this Registration Statement to be signed on behalf of the Jesup Plan by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on June 27, 2014.

Rayonier Advanced Materials Inc. Jesup Mill Savings Plan for Hourly Employees

By:	/s/ James L. Posze, Jr.
James L. Posze, Jr.
Plan Administrator

The Fernandina Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Fernandina Plan has duly caused this Registration Statement to be signed on behalf of the Fernandina Plan by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on June 27, 2014.

Rayonier Advanced Materials Inc. Fernandina Mill Savings Plan for Hourly Employees

By:	/s/ James L. Posze, Jr.
James L. Posze, Jr.
Plan Administrator

The Salaried Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Salaried Plan has duly caused this Registration Statement to be signed on behalf of the Salaried Plan by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on June 27, 2014.

Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees

By:	/s/ James L. Posze, Jr.
James L. Posze, Jr.
Plan Administrator

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Amended and Restated Certificate of Incorporation of Rayonier Advanced Materials Inc. (f/k/a Rayonier Holding Company) (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form 10 filed by Rayonier Advanced Materials Inc. with the Commission on January 29, 2014)

4.2	Form of Amended and Restated Bylaws of Rayonier Advanced Materials Inc. (f/k/a Rayonier Holding Company) (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form 10 filed by Rayonier Advanced Materials Inc. with the Commission on January 29, 2014)

4.3	Rayonier Advanced Materials Inc. Incentive Stock Plan (incorporated herein by reference to Exhibit 10.13 to the Registration Statement on Form 10 filed by Rayonier Advanced Materials Inc. with the Commission on May 29, 2014)

4.4	Rayonier Advanced Materials Inc. Jesup Mill Savings Plan for Hourly Employees

4.5	Rayonier Advanced Materials Inc. Fernandina Mill Savings Plan for Hourly Employees

4.6	Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees

5.1	Opinion of Counsel as to the legality of securities

5.2	Internal Revenue Service Determination Letter, dated January 20, 2011, with respect to the Jesup Plan

5.3	Internal Revenue Service Determination Letter, dated January 20, 2011, with respect to the Fernandina Plan

23.1	Consent of Ernst & Young LLP

23.2	Consent of Ennis, Pellum & Associates, P.A.

23.3	Consent of Counsel (included in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature page of this registration statement)